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                                                                    EXHIBIT 99.1

(PRIDE INTERNATIONAL LOGO)

                                                                    NEWS RELEASE
              5847 SAN FELIPE, SUITE 3300O HOUSTON, TEXAS 77057 o (713) 789-1400

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FOR IMMEDIATE RELEASE                       Contact: Earl W. McNiel
                                                     Nicolas J. Evanoff
                                                     (713) 789-1400


              PRIDE INTERNATIONAL, INC. PROVIDES EARNINGS GUIDANCE

         HOUSTON, TEXAS, April 21, 2003 - Pride International, Inc. (NYSE: PDE) today indicated that its expectation for 1st quarter 2003 earnings, to be released after market close on Thursday, April 24, 2003, is $0.03 to $0.04 per share. Pride reaffirmed its previous full year 2003 earnings guidance of $0.45 to $0.50 per share, subject to the assumptions and materials discussed in its February 28, 2003 earnings conference call.

         Pride International, Inc., headquartered in Houston, Texas, is one of the world's largest drilling contractors. The Company provides onshore and offshore drilling, workover and related services in more than 30 countries, operating a diverse fleet of 331 rigs, including two ultra-deepwater drillships, 11 semisubmersible rigs, 35 jackup rigs, and 29 tender-assist, barge and platform rigs, as well as 254 land rigs.